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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Employee Stock Purchase Plan and Nonstatutory Stock Plan of Integrated Silicon Solution, Inc. and the Purple Ray, Inc. 2000 Stock Plan of our report dated October 26, 2001 with respect to the consolidated financial statements of Integrated Silicon Solution, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 2001, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP


San Jose, California
March 13, 2002